UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                              SCHEDULE 14A

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                          EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                         SEVEN SEAS PETROLEUM INC.
   -----------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
           Common Stock without par value of Seve Seas Petroleum Inc.

      (2)  Aggregate number of securities to which transaction applies:
           37,833,420

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           $1.8125

      (4)  Proposed maximum aggregate value of transaction:
           $74,963,829

      (5)  Total fee paid:
           $14,993

[X]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                     [Seven Seas letterhead]


                        February 16, 2001




Dear Seven Seas Shareholder,

By now you should have received the proxy materials for our February 28, 2001 Annual and Special Shareholders' Meeting, including an information circular and a proxy card regarding three proposals:

  1)   Re-election of directors
  2)   Approval of Seven Seas' continuation from the Yukon
       Territory in Canada to the Cayman Islands
  3)   Ratification of our independent accountants for the year
       2000

Your immediate attention to these proposals is very important, and I urge you to take advantage of your right to vote.

Please note that your broker cannot vote your shares on Proposal 2, the continuation, unless you provide specific voting instructions. Please follow the instructions provided with your proxy materials to vote by telephone, internet or proxy card to ensure that your votes are counted.

If  you  have any questions about the proposals, you may  contact
Bryan B. Sanchez, at (713) 622-8218, or our proxy solicitor, Morrow & Co., at (800) 965-1059.


                                   Sincerely,

                                   ROBERT A. HEFNER III

                                   Robert A. Hefner III
                                   Chairman of the Board and
                                   Chief Executive Officer